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                         TENDER OFFER INSTRUCTION FORM

                              PARTICIPANTS OF THE
               401(k) SAVINGS PLAN OF THE WASHINGTON POST COMPANY

               BEFORE COMPLETING THIS FORM, PLEASE CAREFULLY READ
                          THE ACCOMPANYING INFORMATION

        In response to the Offer from The Washington Post Company for its Shares of Class B Common Stock, I hereby instruct Vanguard Fiduciary Trust Company to tender or not to tender Washington Post Class B Shares allocable to my plan account in response to the Offer as follows (PLEASE CHECK ONE BOX BELOW AND COMPLETE):

         YES.  I DIRECT VANGUARD TO TENDER ____    % (WHOLE PERCENTS ONLY) OF
THE SHARES ALLOCABLE TO MY PLAN ACCOUNT IN RESPONSE TO THE OFFER.

          NO. I DIRECT VANGUARD NOT TO TENDER ANY OF THE SHARES ALLOCABLE TO MY PLAN ACCOUNT IN RESPONSE TO THE OFFER.

    IMPORTANT: GENERALLY, IF YOU DO NOT RESPOND, VANGUARD WILL NOT TENDER YOUR SHARES. INSTRUCTION FORMS SIGNED AND RETURNED WITHOUT AN ELECTION CHECKED WILL BE INCOMPLETE AND, THEREFORE, WILL BE TREATED AS IF NO RESPONSE WAS PROVIDED. PLEASE MAIL YOUR COMPLETED INSTRUCTION FORM TO VANGUARD IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.

        All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including The Washington Post Company, or any of its respective affiliates, directors, officers or employees.

        If you have any questions about the procedures for responding to Vanguard, please contact Vanguard Participant Services at (800) 523-1188.

THIS FORM SHOULD BE RECEIVED BY 12:00 NOON EST ON TUESDAY, DECEMBER 7, 1999, THE PLAN DEADLINE (UNLESS THE EXPIRATION DATE OF THE OFFER IS EXTENDED).

                                    Signature

                                    Please Print Name

                                    Social Security Number

                                    Date

                                    Daytime Phone Number